UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2018

Proofpoint, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35506	51-041486
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

892 Ross Drive Sunnyvale, CA	94089
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 517-4710

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐    Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Control and Severance Agreements

On April 23, 2018, as part of its annual compensation review process process and to adopt executive recruiting and retention practices consistent with technology companies of similar size and scale as Proofpoint, Inc. (the “Company”), the Compensation Committee of the Board of Directors of the Company approved Change in Control and Severance Agreements (the “Severance Agreements”) with certain executive officers of the Company (each, an “Executive”), including the following named executive officers of the Company: (i) Gary Steele, Chief Executive Officer, (ii) Paul Auvil, Chief Financial Officer, (iii) David Knight, Executive Vice President, General Manager Threat Systems Products, (iv) Tracey Newell, Executive Vice President, Worldwide Sales and Customer Success, and (v) Darren Lee, Senior Vice President, General Manager Information Archiving and Governance Products Group.

Termination Not in Connection with a Change in Control

In the event of a termination of employment by the Company for any reason other than Cause” (as defined in the Severance Agreements) or by the Executive with Good Reason (as defined in the Severance Agreements), each participating Executive will be entitled to receive (1) a lump sum cash payment in an amount equal to six months’ worth of such Executive’s monthly base salary; (2) to the extent the severance date occurs within twelve months following any change in the Company’s Chief Executive Officer, twelve months of acceleration of all outstanding equity awards (six months, if the severance date is less than twelve months after Executive commences employment with the Company), and (3) reimbursement of premiums paid for health care continuation coverage for up to six months.

Termination in Connection with a Change in Control

In the event of a qualifying termination in connection with a Change in Control (as defined in the Severance Agreement), each participating Executive will be entitled to receive (1) a lump sum cash payment in an amount equal to (i) six months’ worth of such Executive’s monthly base salary plus (ii) fifty percent (50%) of the Executive’s annual target bonus, at the rate in effect immediately prior to the severance date; (2) full acceleration of all outstanding equity awards, with any award subject to performance criteria for which the applicable performance period is then on-going deemed to have been performed at the target level of achievement for such equity award, and (3) reimbursement of premiums paid for health care continuation coverage for up to six months.

A qualifying termination will be deemed to have occurred if (1) the Executive is terminated within the three months prior to a potential Change in Control or eighteen months following a Change in Control and (2) such termination is by the Company for any reason other than Cause or by the Executive with Good Reason.

An Executive’s right to receive benefits under the Severance Agreement is contingent upon the Executive’s execution of a release agreement.

The form of Severance Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The foregoing summary is qualified entirely by reference to the full text of the form of Severance Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Form of Change in Control and Severance Agreement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROOFPOINT, INC.

Date: April 26, 2018	By:	/s/ Paul Auvil
Paul Auvil
Chief Financial Officer